Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Quarterly Report of Sincerity Applied Materials Holdings Corp. (the “Company”) on Form 10-Q/A for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Yiwen Zhang, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Sincerity Applied Materials Holdings Corp.

Dated: April 27, 2023	By:	/s/ Yiwen Zhang
Yiwen Zhang President, Chief Executive Officer, Chief Financial Officer and sole Director